UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2015
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On December 8, 2015, the Company issued a press release announcing (i) its third quarter fiscal 2016 financial results, (ii) sales results for the month ended November 30, 2015, and (iii) 60-plus day delinquency rate data as of November 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The Company’s press release announcing its financial results for the quarter ended October 31, 2015 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
None of the information contained in Item 7.01 or Exhibit 99.1 of this Form 8-K shall be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.        Description

99.1	Press Release of Conn's, Inc. dated December 8, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	December 8, 2015	By:	/s/ Thomas R. Moran
		Name:	Thomas R. Moran
		Title:	Executive Vice President and Chief Financial Officer